Exhibit 23.1



                   CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Main Street Bancorp, Inc. 1995 Stock Option Plan for Non-Employee Directors, of our report dated May 29, 1998, relating to the supplemental consolidated financial statements of Main Street Bancorp, Inc. appearing in the Company's Current Report on Form 8-K/A dated June 25, 1998.




                               /s/ Beard & Company, Inc.

                               BEARD & COMPANY, INC.



Reading, Pennsylvania
June 19, 1998